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

PROSPECTUS SUPPLEMENT                                            FILE NO. 333-59997
(TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1812


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $150,000,000              ORIGINAL ISSUE DATE:            January 11, 1999


CUSIP NUMBER:           59018S V84                STATED MATURITY DATE:           February 3, 2000


INTEREST CALCULATION:                             DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                    /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                    / / 30/360
(FIXED INTEREST RATE):                            / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                         / / COMMERCIAL PAPER RATE
/ / CMT RATE                                      / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                    / / CD RATE
/ / FEDERAL FUNDS RATE                            / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                              DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                 LIBOR REUTERS PAGE:


INDEX MATURITY:         One Month                 MINIMUM INTEREST RATE:          Not Applicable


SPREAD:                 0.030%                    MAXIMUM INTEREST RATE:          Not Applicable


INITIAL INTEREST RATE:  5.0500%                   SPREAD MULTIPLIER:              Not Applicable


INTEREST RESET DATES:   Pays Monthly on the 3rd, commencing the 3rd of February, 1999, through Maturity
                        Date; subject to modified following business day convention.


INTEREST PAYMENT DATES: Pays Monthly on the 3rd, commencing the 3rd of February, 1999, through Maturity
                        Date; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  January 6, 1999


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